                                                                   EXHIBIT 2.1

--------------------------------------------------------------------------------




                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      INVERNESS MEDICAL INNOVATIONS, INC.,

                      NUTRITIONALS ACQUISITION CORPORATION

                                       AND

                              IVC INDUSTRIES, INC.




                                                                JANUARY 22, 2002


--------------------------------------------------------------------------------

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of December 21, 2001, and is amended and restated as of January 22, 2002, by and among Inverness Medical Innovations, Inc., a Delaware corporation ("PARENT"), Nutritionals Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and IVC Industries, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and have determined that it is advisable that Merger Sub be merged with and into the Company (the "MERGER") on the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"). Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger, dated as of December 21, 2001 (the "ORIGINAL AGREEMENT"), setting forth the terms and conditions of the Merger.

         B. For accounting purposes, the Merger is intended to be accounted for as a purchase under United States generally accepted accounting principles ("GAAP").

         In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION.").

         1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date. The closing of the Merger (the "CLOSING") shall take place at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, obligations, liabilities, restrictions and duties of the Company and Merger Sub shall become the debts, obligations, liabilities, restrictions and duties of the Surviving Corporation.

         1.4      CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) The Certificate of Merger shall provide that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be in substantially the form of the Certificate of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time until thereafter amended.

                  (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

         1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) CONVERSION OF COMPANY COMMON STOCK. Each share of common stock, par value $0.08 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any "Dissenting Shares" (as defined and to the extent provided in Section 1.11(a)), will be canceled and extinguished and automatically converted (subject to Section 1.6(e)) into the right to receive $2.50 in cash (the "MERGER CONSIDERATION"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7.

                  (b) CANCELLATION OF COMPANY-OWNED AND PARENT-OWNED STOCK. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding, whether under the Company's 1995 Option Plan or the Company's Non-Employee Directors' Stock Option Plan (collectively, the "COMPANY OPTION PLANS"), pursuant to another Company compensatory plan or otherwise (each such option, whether issued pursuant to the Company Option Plans or otherwise, a "COMPANY OPTION"), shall be assumed by Parent in accordance with Section 5.8 of this Agreement.

                  (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) ADJUSTMENTS TO MERGER CONSIDERATION. The Exchange Ratio (as defined in Section 5.8(a)) and the Merger Consideration, as applicable, shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of common stock, $0.001 par value per share, of Parent ("PARENT COMMON STOCK") or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

         1.7      EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Parent shall select an institution reasonably acceptable to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) EXCHANGE FUND. At the Closing Date, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Merger Consideration issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock (the "EXCHANGE FUND"). Except as contemplated by Section 1.7(g), the Exchange Fund shall not be used for any other purpose.

                  (c) EXCHANGE PROCEDURES. At the Closing Date, the Parent shall instruct the Exchange Agent to mail, as promptly as practicable after the Effective Time, to each holder of record of a certificate or certificates ("CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock which were converted into the right to receive the Merger Consideration pursuant to Section 1.6 and each holder of Dissenting Shares, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, and (iii) instructions for completion of exercise of rights under Delaware Law for Dissenting Shares. Upon surrender of Certificates for cancellation to the Exchange Agent for the Merger Consideration together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration into which their shares of Company Common Stock were converted at the Effective Time and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the Merger Consideration. No interest will be paid or accrued on the Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                  (d) REQUIRED WITHHOLDING. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in Section 2.2(c)). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.7 shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall be treated for accounting purposes as a purchase.

         1.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

         1.11     DISSENTERS' RIGHTS.

                  (a) Notwithstanding any provision of this Agreement to the contrary other than Section 1.11(b), any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.6, but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under Delaware Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.

                  (b) Notwithstanding the provisions of Section 1.6(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 1.6(a) without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.7.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As of the date of this Agreement, the Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof, certified by a duly authorized officer of Company (in such person's capacity as an officer and not as an individual) and delivered to Parent and Merger Sub by the Company (the "COMPANY DISCLOSURE LETTER"), as follows:

         2.1      ORGANIZATION; SUBSIDIARIES.

                  (a) The Company and each of its subsidiaries (which subsidiaries are set forth on Part 2.1 to the Company Disclosure Letter) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to the

Company, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

                  (b) Other than the corporations identified in Part 2.1 of the Company Disclosure Letter, neither the Company nor any of the other corporations identified in Part 2.1 of the Company Disclosure Letter owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of the Company. Neither the Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any written or oral agreement, contract, lease, instrument, note, option, warranty, purchase order, license, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity. Except for the Company's interest in Hidel Partners, neither the Company, nor any of its subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity. Part 2.1 of the Company Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and the Company's direct or indirect equity interest therein.

                  (c) The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of the Company Charter Documents. There are no proposed or considered amendments to the Company Charter Documents.

         2.2      COMPANY CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists solely of (i) 4,500,000 shares of Company Common Stock, of which there were 2,247,797 shares issued and outstanding as of the close of business on December 7, 2001, and (ii) 250,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of the date hereof, there are no shares of Company Common Stock held in treasury by the Company.

                  (b) As of the close of business on December 7, 2001, 610,230 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options for an aggregate exercise price of $2,320,856. There are no warrants outstanding to acquire Company Common Stock. Part 2.2 of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option or; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; (v) the date on which such Company Option expires and (vi) whether the exercisability of such Company Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. The Company has delivered to Parent an accurate and complete copy of the Company Option Plans and the form of all stock option agreements evidencing Company Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Part 2.2 of the Company Disclosure Letter, there are no commitments or agreements of any character to which the Company is bound which provides for the acceleration of the vesting of any Company Option as a result of the Merger or the other transactions contemplated by this Agreement or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger).

                  (c) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic (each, a "GOVERNMENTAL ENTITY"). There are no shares of Company Common Stock that are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the stockholders' employment, directorship or other relationship with the Company (and/or any affiliate of the Company).

         2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Part 2.2 or Part 2.3 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns free and clear of all claims and Encumbrances, directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Part 2.2 or Part 2.3 of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, convertible debt, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the

Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Part 2.3 of the Company Disclosure Letter or as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

         For purposes of this Agreement, "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer under applicable securities laws) or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), but excluding liens for Taxes not yet due and payable and such encumbrances, if any, which are not material in character, amount or extent.

         2.4      AUTHORITY; NON-CONTRAVENTION.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders (the "COMPANY STOCKHOLDER APPROVALS") and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is sufficient for the Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not,
(i) violate the Company Charter Documents, (ii) subject to obtaining the Company Stockholder Approvals and compliance with the requirements set forth in Section 2.4(c), violate any material law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective material properties is bound or affected, or (iii) except as set forth in Part 2.4 of the Company Disclosure Letter, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's (or a subsidiary's) rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the material properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective material properties are bound or affected. Part
2.4 of the Company Disclosure Letter list all consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

                  (c) Except as set forth in Part 2.4 of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person, is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company, Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

         2.5      SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

                  (a) The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") and has made available to Parent such forms, reports and documents in the form filed with the SEC since July 31, 1998. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company's Form 10-K for the fiscal year ended July 31, 2001 and contained in the Company's Form 10-Q for the quarter ended October 31, 2001 (the "COMPANY FINANCIALS") and contained in each Company SEC Report filed after the date hereof until the Effective Date,
(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in Company SEC Reports as of October 31, 2001 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

                  (c) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

         2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Part
2.6 of the Company Disclosure Letter or as disclosed in Company SEC Reports, since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect (as defined in Section 8.3) with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any grant or issuance of any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees, or any payment by the Company or any of its subsidiaries of any bonus to any of their officers or employees, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby or any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of the Company's capital stock or any acceleration or release of any right to repurchase shares of the Company's capital stock upon the termination of employment or services with the Company,
(v) any material change or alteration in the policy of the Company relating to the granting of stock options or other equity compensation to its employees and consultants, (vi) entry by the Company or any of its subsidiaries into, or material modification, amendment or cancellation of, any material agreement,
(vii) any acquisition, sale or transfer of any material asset by the Company or any of its subsidiaries other than in the ordinary course of business, (viii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (ix) any material revaluation by the Company of any of its assets, including writing off notes or accounts receivable other than in the ordinary course of business.

         2.7      TAXES.

                  (a) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by or on behalf of the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company and except for extensions for which the Company has filed a request, which request has resulted in the automatic granting of such extension; such Returns are true, correct and complete in all material respects; and the Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                  (b) Except as is not material to the Company, the Company and each of its subsidiaries have withheld all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

                  (c) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) Except as set forth in Part 2.7 of the Company Disclosure Letter and except as is not material to the Company, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

                  (e) Except as is not material to the Company, no adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

                  (f) Neither the Company nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

                  (g) Except as provided in Section 422 of the Code, there is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be fully deductible at or prior to the time of payment or exercise pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (h) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (i) None of the Company and its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (j) Except as may be required as a result of the Merger, the Company and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date.

                  (k) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                  (l) The Company has not been distributed in a transaction qualifying under Section 355 of the Code within the last two years, nor has the Company distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

                  (m) The Company has delivered or made available to Parent or its legal or accounting representatives, copies of all foreign, federal and state income tax and all state sales and use tax Returns filed for the Company and each of its subsidiaries and each of the Company's and its subsidiaries' predecessor entities, if any, for all periods since January 1, 1995.

                  For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

         2.8      TITLE TO PROPERTIES.

                  (a) Part 2.8 of the Company Disclosure Letter lists all of the real property that is owned by the Company or any of its subsidiaries and, for each such property, the date acquired, any liens encumbering such property and the principal amount of indebtedness secured by each such lien. Part 2.8 of the Company Disclosure Letter lists all real property leases to which the Company or any of its subsidiaries is a party that require the Company or any subsidiary to make annual lease payments in excess of $10,000 and each amendment thereto that is in effect as of the date of this Agreement ("MATERIAL LEASES"). All Material Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default by the Company, or to the knowledge of the Company, any other party (or event which with notice or lapse of time, or both, would constitute a default), that would give rise to a claim against the Company in excess of $10,000. All of the real property and fixtures and other improvements constituting real property of the Company or any subsidiary are in good working order, operating condition and state of repair, ordinary wear and tear excepted.

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials or Part 2.8 of the Company Disclosure Letter. Each of the Company's subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials.

                  (c) To the knowledge of the Company, each current or proposed use of real property by the Company and its subsidiaries is in full compliance with all applicable legal requirements, including, without limitation, applicable zoning restrictions and ordinances, variances thereto or conditional use permits of the jurisdictions in which the real property in question is located; all health, building, life, safety and fire codes and ordinances; all subdivision regulations; and all permits related to real property; except in each case for such non-compliance as does not and will not result in any Material Adverse Effect on the Company and does not and will not, individually or in the aggregate, interfere in any material respect with the Company's current or proposed use of any such property.

                  (d) To the knowledge of the Company, all permits necessary in connection with the construction and present use and operation of the Company's and its subsidiaries' real property and the lawful occupancy thereof have been issued by all appropriate Governmental Entities (including the issuance by any such authorities whose jurisdiction involves or includes environmental laws), except where the absence thereof does not and will not result in a Material Adverse Effect on the Company. All such permits including certificates of occupancy shall continue in full force and effect after giving effect to the Merger contemplated hereby. Without limiting the generality of the foregoing, a permanent certificate (or certificates) of occupancy with respect to all real property owned or leased by the Company and its subsidiaries is in full force and effect or is not required. Except as set forth in Part 2.8 of the Company Disclosure Letter, to the knowledge of the Company, none of the real property owned by the Company or its subsidiaries is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, or any other area which is subject to special legal requirement as a result of existing wetland or tideland areas, except for real property so identified to Parent and with respect to which all necessary permits for the use, occupation and enjoyment of such real property have been obtained.

                  (e) With respect to each parcel of real property owned by the Company or one of its subsidiaries, to the knowledge of the Company, the Company or such subsidiary is in peaceful and undisturbed possession of the property, there are no other persons claiming any tenancy or occupancy rights and there are no contractual obligations that preclude or restrict the ability to use the premises for the purposes for, and in the manner in, which they are currently being used, except as to all of the foregoing as do not and will not result in any Material Adverse Effect on the Company and do not and will not, individually or in the aggregate, interfere in any material respect with the Company's current or proposed use of any such property.

                  (f) Except as set forth in Part 2.8 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries has received any written notice or has any knowledge of (i) any violation of any legal requirement, including, without limitation, zoning restrictions and ordinances, health, building, life, safety and fire codes and ordinances and environmental laws, affecting any of the real property owned by the Company or any of its subsidiaries, (ii) any violation of any permit, (iii) any reason to believe that any Governmental Entity contemplates or would have grounds for issuing any notice, citation or other governmental order with respect to any matter described in clauses (i) and (ii) above in light of all current and proposed uses of such real property, or (iv) any eminent domain, condemnation or similar proceeding pending or threatened, or any decree or order relating thereto, which is reasonably likely to materially affect the current or proposed use of any real property, building or improvement by the Company.

                  (g) The Company has provided or made available to Parent all title insurance policies insuring all title to all real property owned by the Company and its subsidiaries. To the knowledge of the Company, since the date of such policies, the Company has not engaged in any acts that would cause title to such real property owned by the Company and its subsidiaries to be uninsurable on behalf of the Company by a nationally recognized title insurance company on a standard ALTA title insurance policy subject to all standard exceptions but otherwise free of all exceptions (except for encumbrances reflected on the Company Financials and encumbrances that do not materially affect the Company's current or contemplated use of the property or materially impair the value of the Company's interest in the property) at no greater cost than ordinarily prevailing premium rates in the jurisdiction in which the real property is located.

                  (h) Neither the Company nor any of its subsidiaries has received any written notice of, nor do any of the Company or its subsidiaries have any knowledge of, any material destruction, damage or casualty having occurred with respect to any of the real property owned by the Company or any Subsidiary.

                  (i) Neither the Company nor any of its subsidiaries has received any written notice of, nor do any of the Company or its subsidiaries have any knowledge of, any structures or other improvements located on any of the real property owned by the Company or any of its subsidiaries that materially encroach on property of others, nor are any structures or improvements of others materially encroaching on any of the real property.

                  (j) Except as set forth in Part 2.8 of the Company Disclosure Letter, the Company or one of its subsidiaries has a permanent non-terminable right of ingress to and egress from each element of real property owned by the Company or its subsidiaries adequate for the operations conducted thereon, and there are not restrictions on entrance or exit from any of the real property. Except as set forth in Part 2.8 of the Company Disclosure Letter, to the Company's knowledge, there are no presently existing conditions which is reasonably likely to result in any termination or restriction of the existing means of access to or from any of the real property to existing public ways.

         2.9      INTELLECTUAL PROPERTY.

                  (a) The Company and each of its subsidiaries owns, or is validly licensed, or to the knowledge of the Company, otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all trademarks, trademark applications, registrations and other rights, trade names and trade dress, trade name rights, domain names, service marks, service mark rights, service names, copyrights, technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, and rights and interests (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the Company's business free and clear of all Encumbrances, except as reflected in the Part 2.9 of the Company Disclosure Letter.

                  (b) No claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its subsidiaries of its commercial products) the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person or persons are infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

                  (c) Except as set forth in Part 2.9 of the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened with regard to the Company's or any of its subsidiaries' ownership of or right to use any of its Intellectual Property Rights.

                  (d) Part 2.9 of the Company Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all trademarks and applications therefor owned by or licensed to the Company or any of its subsidiaries.

                  (e) Part 2.9 of the Company Disclosure Letter sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual

Property Rights granted to the Company or any of its subsidiaries, other than software licenses for generally available software, or granted by the Company or any of its subsidiaries to any other person.

                  (f) No material trade secret of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other person to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

                  (g) The Company or any of its subsidiaries do not own and is not the licensee of any patents, patent applications, copyright registrations or copyright applications which are material to the conduct of the Company's business or the business of any of the Company's subsidiaries.

         2.10     COMPLIANCE WITH LAWS.

                  (a) The Company and each of its subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "LEGAL PROVISIONS"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under the Federal Food, Drug, and Cosmetic Act of 1938, as amended ("FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder (collectively, "COMPANY PERMITS"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted and as proposed by it to be conducted. There has occurred no default under, or violation of, any such Company Permit, except individually or in the aggregate as has not had and are not reasonably expected to have a Material Adverse Effect. The Merger and the transactions contemplated by this Agreement will not cause the revocation or cancellation of any Company Permit. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the knowledge of the Company, threatened.

                  (b) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar Legal Provisions in any foreign jurisdiction (each such product, a "SUPPLEMENT" and, collectively, the "SUPPLEMENTS") that is manufactured, tested, distributed and/or marketed by the Company or any of its subsidiaries, such Supplement is being manufactured, tested, distributed and/or marketed by the Company or any of its subsidiaries in material compliance with all applicable requirements under FDCA, the FDA regulations promulgated thereunder, and such similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. None of the Company or any of its subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity (i) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's products or (ii) otherwise alleging any violation of any Legal Provision by the Company or any of its subsidiaries.

                  (c) Except as reflected in the Company SEC Reports or Part
2.10 of the Company Disclosure Letter, no Supplements have been recalled, withdrawn, suspended or discontinued by the Company or any of its subsidiaries in the United States or outside the United States (whether voluntarily or otherwise) by order of the FDA or any other Governmental Entity. No proceedings in the United States and outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Supplement are pending against the Company or any of its subsidiaries, nor have any such proceedings been pending at any prior time.

                  (d) Except for instances that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect,
(i) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, employees or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy; and (ii) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, employees or agents, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

                  (e) None of the Company or any of its subsidiaries has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any of its subsidiaries, or commenced, or to the knowledge of the Company threatened to initiate, any action to enjoin production at any facility of the Company or any of its subsidiaries.

         2.11 LITIGATION. Except as set forth in the Company SEC Reports or Part
2.11 of the Company Disclosure Letter, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Company, any of its subsidiaries or the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company the legal right of the Company or any of its subsidiaries to develop, manufacture, offer or sell any of its products or services in the present manner or style thereof or otherwise to conduct its business as currently conducted. As of the date hereof, to the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Company or of any of its subsidiaries to seek indemnification from Company.

         2.12     EMPLOYEE BENEFIT PLANS.

                  (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "AFFILIATE" shall mean any other person or
entity under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                           (ii)     "COMPANY  EMPLOYEE PLAN" shall mean any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee;

                           (iii)    "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (iv)     "DOL" shall mean the Department of Labor of
the United States;

                           (v)      "EMPLOYEE" shall mean any current, former or
retired employee,  officer or director of the Company or any Affiliate;

                           (vi)     "EMPLOYEE AGREEMENT" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                           (vii)    "ERISA"  shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (viii)   "FMLA" shall mean the Family Medical Leave
Act of 1993, as amended;

                           (ix)     "INTERNATIONAL  EMPLOYEE  PLAN" shall mean
each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

                           (x)      "IRS" shall mean the Internal Revenue
Service;

                           (xi)     "MULTIEMPLOYER PLAN" shall mean any "PENSION
PLAN" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (xii)    "PBGC" shall mean the Pension Benefit
Guaranty Corporation; and

                           (xiii)   "PENSION PLAN" shall mean each Company
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) SCHEDULE. Part 2.12 of the Company Disclosure Letter contains an accurate and complete list of each currently effective Company Employee Plan and each currently effective Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (c) DOCUMENTS. The Company has provided or made available to
Parent: (i) accurate and complete copies of all documents embodying each currently effective Company Employee Plan and each currently effective Employee Agreement including all amendments thereto and written interpretations thereof;
(ii) the most recent annual actuarial valuations, if any, prepared for each currently effective Company Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each currently effective Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each currently effective Company Employee Plan; (vi) all of the most recent IRS determination, opinion, notification and advisory letters, and rulings relating to currently effective Company Employee Plans and copies of all applications and material correspondence to or from the IRS or the DOL with respect to any currently effective Company Employee Plan; (vii) all material written agreements and contracts relating to each currently effective Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all material communications to any Employee or Employees relating to any currently effective Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all COBRA forms and related notices for the persons currently on COBRA; (x) all of the most recent registration statements and prospectuses prepared in connection with each currently effective Company Employee Plan; and (xi) a list of all employees, officers and consultants of the Company reflecting each such person's current title and/or job description and compensation.

                  (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Part 2.12 of the Company Disclosure Letter: (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party to, each Company

Employee Plan and/or Employee Agreement, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued either before or after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; and (viii) all contributions due from Company or any Affiliate with respect to any of the Company Employee Plans have been made as required under ERISA or have been accrued on the Company Balance Sheet and no further contributions will be due or will have accrued thereunder as of the Closing Date; (ix) to the Company's knowledge, all individuals who, pursuant to the terms of any Employee Plan or Employee Agreement, are entitled to participate in any such Employee Plan or Employee Agreement are currently participating in such Employee Plan or Employee Agreement, or have been given the opportunity to do so and have declined; and
(x) there has been no amendment to, written interpretation or authorized announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Employee Plan or Employee Agreement that would increase materially the expense of maintaining such Employee Plan or Employee Agreement above the level of the expense incurred in respect thereof during the calendar year 2000.

                  (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and except as set forth in Part 2.12 of the Company Disclosure Letter, the

Company has no liability to provide any retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                  (h) COBRA; FMLA. Neither the Company nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees. The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, the Americans with Disabilities Act of 1990, as amended and the FMLA, and the regulations thereunder, as such requirements affect the Company and its employees.

                  (i) EFFECT OF TRANSACTION. Except as set forth in Part 2.12 of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

                  (j) EMPLOYMENT MATTERS. The Company and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable in any material amounts for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth in Part 2.12 of the Company Disclosure Letter, there are no pending, or, to the Company's knowledge, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. To the Company's knowledge, no Employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity. All United States-based employees of the Company are legally permitted to be employed by the Company in the United States of America in their current jobs. Except as set forth in Part 2.12 of the Company Disclosure Letter there are no controversies pending or, to the Company's knowledge threatened, between the Company and any subsidiary and any of their employees that would be reasonably likely to result in the Company's incurring material liability. Except as set forth in Part 2.12 of the Company Disclosure Letter, the Company does not have any employment contracts, Employee Agreements, or consulting agreements currently in effect that are not terminable at will (other than agreements for the sole purpose of providing for the confidentiality of proprietary information or assignment of invention and other than consulting agreements which are not material in substance or amount). The Company will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

                  (k) LABOR. No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Part 2.12 of the Company Disclosure Letter there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (l) INTERNATIONAL EMPLOYEE PLAN. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued on the Company Balance Sheet. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

         2.13     ENVIRONMENTAL MATTERS.

                  (a) HAZARDOUS MATERIAL. Except as would not result in material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

                  (b) HAZARDOUS MATERIALS ACTIVITIES. Except as would not result in a material liability to the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or released Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used or released or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) PERMITS. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents ("ENVIRONMENTAL PERMITS") material to and necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

                  (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against the Company or any of its subsidiaries in a writing delivered to the Company concerning any Environmental Permit of the Company, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. Except a set forth in Part 2.13 of the Company Disclosure Letter, the Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose upon the Company any material environmental liability.

         2.14 CERTAIN AGREEMENTS. Except as otherwise set forth in the applicable lettered subsection of Part 2.14 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or is bound by:

                  (a) any employment or consulting agreement or commitment with any employee or member of the Company's Board of Directors, providing any term of employment or compensation guarantee or any consulting agreement or any employment agreement that provides severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law;

                  (b) any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any agreement of indemnification, any guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise;

                  (d) any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Parent, the Company or the Surviving Corporation or any of its subsidiaries after the Effective Time or granting any exclusive distribution or other exclusive rights;

                  (e) any agreement or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which the Company has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than the Company's subsidiaries;

                  (f) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or its subsidiaries of $25,000 or more;

                  (g) any sales, distribution or other similar agreement providing for the sale by the Company or its subsidiaries of materials, products, supplies, goods, services, equipment or other assets providing for annual payments to the Company or its subsidiaries of $25,000 or more;

                  (h) any agreement or commitment with any affiliate of the Company; or

                  (i) any agreement or commitment currently in force providing for capital expenditures by Company or its subsidiaries in excess of $25,000.

         Each agreement that is required to be disclosed in the Company Disclosure Letter pursuant to clauses (a) through (i) above or pursuant to
Section 2.9 and each agreement that is currently in force and required to be filed with any Company SEC Report shall be referred to herein as a "COMPANY CONTRACT". Each Company Contract is valid and in full force and effect. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party thereto, is in material breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice alleging that it has materially breached, violated or defaulted under, any of the terms or conditions of any Company Contract in such a manner as would permit any other party thereto to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies for any or all such alleged breaches, violations, or defaults.

         2.15 BROKERS' AND FINDERS' FEES. Except as set forth in Part 2.15 of the Company Disclosure Letter, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.16 INSURANCE. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owing assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. Except as set forth in Part 2.16 of the Company Disclosure Letter all premiums due and payable under all such policies have been paid, and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies. Part 2.16 of the Company Disclosure Letter sets forth a description of each such policy or bond which provides coverage for the Company or any of its subsidiaries.

         2.17 BOARD APPROVAL. The Board of Directors of Company has, as of the date of this Agreement, (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of the Company and its stockholders, and has approved this Agreement and (ii) declared the advisability of the Merger and recommends that the stockholders of the Company approve and adopt this Agreement and approve the Merger.

         2.18 FAIRNESS OPINION. The Company's Board of Directors has received a written opinion from RBC Capital Markets, dated as of the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view, and has delivered to Parent a copy of such opinion.

         2.19 DGCL SECTION 203 AND RIGHTS AGREEMENT NOT APPLICABLE. The Board of Directors of the Company has taken all actions so that (a) the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

         2.20 CUSTOMERS, SUPPLIERS, ETC.. The Company has provided or made available to Parent information concerning (i) the largest customers of the Company (in terms of aggregate revenues to the Company during the fiscal year ended July 31, 2001) representing in the aggregate 80% of the revenues received by the Company in respect of such fiscal year (such customers being referred to herein as the "MAJOR CUSTOMERS") and (ii) the largest suppliers of the Company (in terms of aggregate charges to the Company during the fiscal year ended July 31, 2001) representing in the aggregate 80% of the charges to the Company in respect of such fiscal year (such suppliers being referred to herein as the "MAJOR SUPPLIERS"). Except as set forth in Part 2.20 of the Company Disclosure Letter, since July 31, 2000, (x) there has not been any material adverse change in the business relationship with any Major Customer or Major Supplier, and (y) there has been no dispute between the Company and any Major Customer or Major Supplier and the Company has received no notice that any Major Customer intends to reduce its purchases from the Company in any material respect or that any Major Supplier intends to reduce its sale of goods or services to the Company in any material respect.

         2.21 INVENTORY. Part 2.21 of the Company Disclosure Letter provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Company as of October 31, 2001. All of the Company's existing inventory after reserves reflected on the Company's Balance Sheet (including all inventory that is reflected on the Company Balance Sheet and that has not been disposed of by Company since July 31, 2001): (a) is of such quality and quantity as to be usable and saleable by the Company in the ordinary course of business and consistent with the Company's past practices; (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and (c) is free of any defect or deficiency. Except as set forth in Part 2.21 of the Company Disclosure Letter, the inventory levels maintained by the Company (i) are not excessive in light of the Company's normal operating requirements, (ii) are adequate for the conduct of the Company's operations in the ordinary course of business and consistent with past practices, and (iii) are comparable to the inventory levels maintained by other companies in the same line of business as the Company.

         2.22 EQUIPMENT. All of the material equipment and personal property owned by the Company and regularly used in the conduct of its business is in good operating condition and repair, reasonable wear and tear excepted, and is adequate for its intended purpose. There is no material asset used or required by the Company in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

         2.23 ACCOUNTS RECEIVABLE. All accounts receivable, notes receivable and other receivables (other than receivables collected since the date of the Company Balance Sheet) reflected on the Company Balance Sheet are, and all accounts receivable, notes receivable and other receivables of the Company at the Closing Date will be, valid and genuine.

         2.24 DISCLOSURE. None of the information furnished or made available by the Company to Parent in this Agreement, the Company Disclosure Letter, or in any certificate to be executed or delivered pursuant hereto by the Company at or prior to the Closing Date, is false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         As of the date of this Agreement, Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof, certified by a duly authorized officer of Parent (in such person's capacity as an officer and not as an individual) and delivered to the Company by Parent (the "PARENT DISCLOSURE LETTER"), as follows:

         3.1      ORGANIZATION OF PARENT AND MERGER SUB.

                  (a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

                  (b) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of the Parent Charter Documents.

         3.2      PARENT AND MERGER SUB CAPITALIZATION.

         (a) The authorized capital stock of Parent consists solely of (i) 5,000,000 shares of preferred stock of Parent, $.001 par value per share, of which 2,666,667 shares have been designated Series A Convertible Preferred Stock, $0.001 par value per share ("Series A Preferred Stock") and (ii) 50,000,000 shares of Parent Common Stock, of which there were 7,778,876 shares issued and outstanding as of the close of business on December 10, 2001. There are 1,995,000 shares of Series A Preferred Stock issued and outstanding as of the date hereof. All outstanding shares of Preferred Stock and Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of the close of business on December 10, 2001, (i) 2,190,111 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock, and (ii) 2,655,890 shares of Parent Common Stock are reserved for future issuance under Parent's 2001 Stock Option and Incentive Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

         (b) Except as set forth in Section 3.2(a) of this Agreement or Part 3.2 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.

         (c) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding, all of which are held by Parent. All of the outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

         3.3      AUTHORITY; NON-CONTRAVENTION.

                  (a) Parent and Merger Sub each have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                  (b) The execution and delivery of this Agreement by Parent and by Merger Sub does not, and the performance of this Agreement by Parent and by Merger Sub will not, (i) conflict with or violate the Parent Charter Documents,
(ii) subject to compliance with the requirements set forth in Section 3.3(c) below, conflict with or violate any material law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any of their respective material properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of an Encumbrance on any of the material properties or assets of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective material properties are bound or affected. Part 3.3 of the Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to Parent or the Surviving Corporation as a result of the Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

         3.4      SEC FILINGS; PARENT FINANCIAL STATEMENTS.

                  (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since November 21, 2001, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of September 30, 2001 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

                  (c) Parent has heretofore furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Parent Balance Sheet there has not been (i) any Material Adverse Effect with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any acquisition, sale or transfer of any material asset by Parent or any of its subsidiaries other than in the ordinary course of business or any agreement or commitment by Parent or any of its subsidiaries to do any of the foregoing, (v) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(vi) any material revaluation by Parent of any of its material assets, including writing off notes or accounts receivable other than in the ordinary course of business.

         3.6 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

         3.7 DISCLOSURE. None of the information furnished by Parent to the Company in this Agreement, the Parent Disclosure Letter, or in any certificate to be executed or delivered pursuant hereto by the Parent at or prior to the Closing Date, is false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         3.8 BROKERS' AND FINDERS' FEES. Except as set forth in Part 3.8 of the Parent Disclosure Letter, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) maintain its equipment and other assets in good working order, (iii) keep in force its material insurance policies, (iv) keep available the services of its present officers and employees and (v) preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings. In addition, the Company will promptly notify Parent of any material adverse event involving its business or operations.

                  In addition, except as permitted by the terms of this Agreement, and except as provided in Schedule 4.1 of the Company Disclosure Letter, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                  (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or repurchase of restricted stock, or reprice options granted to any employee, consultant, director or authorize cash payments in exchange for any options or take any such action with regard to any warrant or other right to acquire the Company's capital stock;

                  (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

                  (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property Rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

                  (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to Company Stock Options or purchase agreements in effect on the date hereof;

                  (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Options.

                  (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

                  (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures;

                  (i) Enter into any material strategic relationship or alliance in which Company agrees to share profits, pay royalties, or grant exclusive rights of any nature to any material assets of the Company to any third party;

                  (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

                  (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, or change in any material respect any management policies or procedures;

                  (m) Make any capital expenditures outside of the ordinary course of business in excess of $25,000 in the aggregate;

                  (n) Modify, amend or terminate any Company Contract or other material contract or agreement to which Company or any subsidiary thereof is a party or enter into any contract or agreement which provides for Company to incur or pay any amounts in excess of $25,000 over the life of such contract or agreement;

                  (o) Settle any material litigation or waive, release or assign any material rights or claims thereunder;

                  (p) Enter into, modify, amend or cancel any development services, licensing, distribution, sales, sales representation or other similar agreement or obligation other than such agreements entered into in the ordinary course of business consistent with past practices;

                  (q) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                  (r) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                  (s) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (r) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

                  5.1      SECURITIES AND OTHER FILINGS.

                  (a) As promptly as practicable after the execution of this Agreement, each of the Company and Parent will prepare and file any filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "FILINGS"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.1.

                  (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from any government officials in connection with any filing made pursuant hereto and of any request by any such government officials for amendments or supplements to the Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to the Merger or any Filing. Each of Company and Parent will cause all documents that it is responsible for filing under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the appropriate government officials, and/or mailing to stockholders of the Company and/or Parent, such amendment or supplement.

         5.2      MEETING OF COMPANY STOCKHOLDERS.

                  (a) Promptly after the date hereof, the Company will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon approval and adoption of this Agreement and approval of the Merger. Subject to Section 5.2(c), the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals. If as of the time for which the Company's Stockholders' Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (as defined in Section 5.4) or Superior Offer (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to this Agreement or the Merger, and the Company Stockholders' Meeting shall be called, noticed, convened and held prior to the calling, noticing, convening or holding of any meeting of Company's stockholders to consider approval of any Acquisition Proposal or Superior Offer.

                  (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (ii) neither the

Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

                  (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a "NOTICE OF SUPERIOR OFFER") advising Parent that the Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Parent shall not have, within five business days of Parent's receipt of the Notice of Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to the Company's stockholders as such Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof),
(iv) the Board of Directors of the Company reasonably concludes, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law and (v) the Company shall not have violated any of the restrictions set forth in Section
5.4 or this Section 5.2. The Company shall provide Parent with at least two business days prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 5.4) to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this
Section 5.2(c) shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

                  For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of the Company, on terms that the Board of Directors of the Company determines, in its reasonable judgment (after consultation with a financial advisor of national standing) to be more favorable to the Company stockholders than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed (and the Company provides Parent with written evidence of such commitment) and is not likely in the reasonable judgment of the

Company's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

                  (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, PROVIDED, HOWEVER, that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent that the Board of Directors determines in its good faith judgment, after consultation with outside counsel and a financial advisor of national standing, that the tender offer constitutes a Superior Offer and that such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law.

         5.3      CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) The parties acknowledge that the Company and Parent have previously executed a Mutual Agreement of Confidentiality, dated as of November 19, 2001 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                  (b) Parent, on the one hand, and the Company, on the other, will afford the other party and the other party's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as the other party may reasonably request. No information or knowledge obtained by a party in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4      NO SOLICITATION.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined),
(ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) except as permitted by Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; PROVIDED, HOWEVER, that prior to the approval of this Agreement and the Merger at the Company Stockholders' Meeting, this Section 5.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, or entering into discussions with, any person or group who has submitted (and not withdrawn) to the Company an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of the Company reasonably concludes (after consultation with a financial advisor of national standing) may constitute a Superior Offer if (1) neither the Company nor any representative of the Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the Confidentiality Agreement, (4) the Company gives Parent at least two business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by the Company.

         For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to, or involving: (A) any acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% beneficial ownership interest in the total outstanding voting securities of the Company or any of its subsidiaries; (B) any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries; (C) any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (D) any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any material assets of the Company; or (E) any liquidation or dissolution of the Company.

                  (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.4, the Company as promptly as practicable shall advise Parent orally and in writing of an Acquisition Proposal or any request for nonpublic information or other inquiry which the Company reasonably believes could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. The Company will keep Parent informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry.

         5.5 PUBLIC DISCLOSURE. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the execution of this Agreement.

         5.6      REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities) and taking all steps that may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) obtaining all necessary consents, approvals or waivers from third parties, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or Company or any of its affiliates or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

                  (b) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger,
(ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting the Company, Parent or their respective subsidiaries that relates to the consummation of the Merger. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or any material adverse event involving its business or operations; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and the Company will each use all commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
         5.8      STOCK OPTIONS.

                  (a) At the Effective Time, each outstanding Company Option, whether or not then exercisable, will be assumed by Parent (an "ASSUMED COMPANY OPTION"). Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan, if any, pursuant to which the Company Option was issued and any option agreement between Company and the optionee with regard to the Company Option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that
(i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with the Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

                  As used in this Agreement, the term "EXCHANGE RATIO" shall mean a number (rounded to four decimal places) equal to the quotient obtained by dividing (i) $2.50 by (ii) the average of the closing trading prices of Parent Common Stock (rounded to four decimal places) as reported on the American Stock Exchange for the ten consecutive (10) trading days ending with the third trading day immediately preceding the Closing Date.

                  (b) It is intended that Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 5.8 shall be applied consistent with such intent.

         5.9 FORM S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to Assumed Company Options promptly, but in no event later than ten business days, following the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

         5.10     INDEMNIFICATION.

                  (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreement between the Company and any person who served as a director of officer of the Company at any time prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

                  (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for a period of six years from and after the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.10(b) more than an amount per year equal to 150% of the current annual premiums paid by the Company for such insurance.

                  (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or, at Parent's option, Parent, shall assume the obligations set forth in this Section 5.10.

         5.11 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

         5.12 CERTAIN EMPLOYEE BENEFITS. As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate the Company Employee Plans immediately prior to the Effective Time if appropriate). If requested by Parent, the Company shall take all corporate action necessary in advance of the Effective Time to terminate its and its subsidiaries' 401(k) plans effective immediately prior to the Effective Time.

         5.13 SECTION 16. Provided that the Company delivers to Parent the
Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3 under the Exchange
Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of options for Parent Common Stock upon conversion of the Company Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d).

         "SECTION 16 INFORMATION" shall mean information regarding the Company Insiders and the number and description of the Company Options held by each such Company Insider and expected to be converted into options for Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of Company who will be subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

         5.14 NOTICES REGARDING DISSENTING SHARES. The Company shall give Parent
(i) prompt notice of any written demand for appraisal of any shares of Company Common Stock together with the name and address of the stockholder who has taken such action and the number of shares of Company Common Stock owned by such stockholder, of any withdrawals of such demands, and of any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for appraisal of capital stock of the Company or offer to settle or settle any such demands.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been approved, by the requisite vote of the stockholders of Company under applicable law and the Company Charter Documents.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) NO RESTRAINTS. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any of its subsidiaries of all or any portion of the business of the Company or any of its subsidiaries or of Parent or any of its subsidiaries or to compel Parent or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its subsidiaries or of Parent or any of its subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Parent or any of its subsidiaries effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Parent or any of its subsidiaries of any such shares.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent or Merger Sub as of the Closing Date; PROVIDED, HOWEVER, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 3.2 and 3.3 (which representations shall be true and correct at the applicable times in all material respects), and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

                  (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company as of the Closing Date; PROVIDED, HOWEVER, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.2, 2.3, 2.4, 2.17, 2.18 and 2.19 (which representations shall be true and correct at the applicable times in all material respects), and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer of the Company.

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

                  (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement and be continuing.

                  (d) [Reserved.]

                  (e) CONSENTS. Parent shall have been furnished with evidence reasonably satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Part 6.3(e) of the Company Disclosure Letter.

                  (f) LIMIT ON DISSENTERS' RIGHTS. As of the Closing Date, the aggregate number of Dissenting Shares shall not exceed twenty percent of the number of issued and outstanding shares of Company Common Stock.

                  (g) MODIFICATION OF CREDIT FACILITIES. The Company and Congress Financial Corporation shall have entered into an amendment of the loan agreements between them in form and substance satisfactory to Parent. If the foregoing condition is not satisfied by the date that is sixty days after the date this Agreement is signed, Parent shall notify the Company on such date that it is either waiving the condition or terminating this Agreement.

                  (h) CONSENT OF PARENT'S LENDER. Parent shall have obtained the consent of its secured lender to the Merger and the transactions contemplated by this Agreement on or before the date that is sixty days after the date this Agreement is signed. If the foregoing condition is not satisfied by the date that is sixty days after the date this Agreement is signed, Parent shall notify the Company on such date that it is either waiving the condition or terminating this Agreement.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

                  (b) by either the Company or Parent if the Merger shall not have been consummated by May 31, 2002 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by either the Company or Parent, if the approval and adoption of this Agreement, and the approval of the Merger, by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefore or at any adjournment thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by (i) the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement or (ii) a breach by a stockholder of the Company of (A) any of the Stockholder Voting Agreements dated September 21, 2001, as amended, by and between Parent and each of E. Joseph Edell, Beverly Edell, the Edell Family Partnership and Ethel Edell, as Executrix for the Estate of Arthur Edell or (B) any of the Stockholder Voting Agreements dated as of the date hereof by and between Parent and each of Andrew Pinkowski and Rita Pinkowski;

                  (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of the Company) if a Triggering Event (as defined below) shall have occurred;

                  (f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 7.1(f) for 15 days after delivery of written notice from the Company to Parent of such breach, PROVIDED Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (f) if such breach by Parent is cured during such 15-day period, or if the Company shall have materially breached this Agreement);

                  (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 7.1(g) for 15 days after delivery of written notice from Parent to the Company of such breach, PROVIDED the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (g) if such breach by the Company is cured during such 15-day period, or if Parent shall have materially breached this Agreement); or

                  (h) by Parent, pursuant to Section 6.3(g) or Section 6.3(h).

                  For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger; (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iii) the Board of Directors of the Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (v) the Company shall have materially breached any of the provisions of Sections 5.2 or 5.4; or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

         7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any proper termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, and no party shall have any liability for a breach of a representation, warranty or covenant of this Agreement, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful and knowing breach of any covenant of this Agreement or for any intentional or willful act or omission by a party which renders any representations or warranties of such party untrue. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         7.3      FEES AND EXPENSES.

                  (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated, provided, if the Merger is consummated, all of the Company's reasonable unpaid fees and expenses (including the reasonable fees of attorneys, accountants and financial advisors to the Company) incurred in connection with this Agreement and the transactions contemplated hereby that remain due and payable after the Effective Date shall be paid by the Surviving Corporation as promptly as practicable after the Effective Time.

                  (b) In the event that this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 7.1(d) or Section 7.1(e), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $800,000 in immediately available funds (the "TERMINATION FEE"); PROVIDED, that in the case of a termination under
Section 7.1(d) prior to which no Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced an Acquisition Proposal and (B) within 12 months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or the Company enters into a letter of intent or other agreement providing for a Company Acquisition and
(ii) such payment shall be made promptly, but in no event later than two days after the consummation of such Company Acquisition or the entry by the Company into such agreement.


                  (c) If this Agreement is terminated by the Company under
Section 7.1(f) then Parent shall pay to the Company no later than two days after demand by Company therefor together with a statement from the Company's Chief Financial Offer certifying the amount thereof, Company's fees and expenses (including fees of attorneys, accountants and financial advisors to Company) incurred in connection with this Agreement and the transactions contemplated hereby, up to an aggregate amount of such fees and expenses not to exceed $200,000.

                  (d) If this Agreement is terminated (A) by Parent under either of Sections 7.1(e) or 7.1(g) or (B) by the Company or Parent under Section 7.1(d), then in each such case, the Company shall pay to Parent no later than two days after demand by Parent therefor together with a statement from Parent's Chief Financial Offer certifying the amount thereof, Parent's fees and expenses (including fees of attorneys, accountants and financial advisors to Parent) incurred in connection with this Agreement and the transactions contemplated hereby, up to an aggregate amount of such fees and expenses not to exceed $200,000.

                  (e) Each of Parent and the Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if Parent or the Company fails to pay in a timely manner amounts due pursuant to
Section 7.3(b), 7.3(c) or 7.3(d), and, in order to obtain such payment, Parent or the Company makes a claim for such amounts that results in a judgment against the other for the amounts described in Section 7.3(b), 7.3(c) or 7.3(d), the judgment debtor shall pay to judgment creditor its reasonable costs and expenses in connection with such suit, together with interest on the amounts described in
Section 7.3(b), 7.3(c) and 7.3(d) (at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made) from such date until the payment of such amount (together with such accrued interest). Payment of the fees described in this Section 7.3(b), 7.3(c) and/or 7.3(d) shall not be in lieu of damages incurred in the event of breach of this Agreement as described in clause (ii) of Section 7.2.

                  For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

         7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered or made available pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

         (a)  if to Parent or Merger Sub, to:

              Inverness Medical Innovations, Inc.
              51 Sawyer Road, Suite 200
              Waltham, MA  02453
              Attention: Ron Zwanziger, Chairman and Chief Executive Officer and
                         Paul T. Hempel, General Counsel
              Facsimile No.: (617) 647-3939

              with a copy to:

              Foley, Hoag & Eliot LLP
              One Post Office Square
              Boston, MA  02109
              Attention:   John D. Patterson, Esq.
              Facsimile No.: (617) 832-7000

                  (b) if to the Company, to:

                      IVC Industries, Inc.
                      500 Halls Mill Road
                      Freehold, NJ  07728
                      Attention: E. Joseph Edell, Chairman
                      Facsimile No.: (732) 308-9793

                      with a copy to:

                      Rosenman & Colin LLP
                      575 Madison Avenue
                      New York, NY 10022
                      Attention:   Edward H. Cohen, Esq.
                      Facsimile No.: (212) 940-8580

         8.3      INTERPRETATION; CERTAIN DEFINED TERMS.

                  (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Reference to an agreement herein is to such agreement as amended in accordance with its terms up to the date hereof. Reference to a statute herein is to such statute, as amended.

                  (b) For purposes of this Agreement, "KNOWLEDGE" means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of (i) an individual, if used in reference to an individual, or (ii) any officer or director of such party, if used in reference to a person that is not an individual. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (x) actually aware of a particular fact, circumstance, event or other matter; or (y) should have become aware of a particular fact, circumstance, event or other matter, based upon appropriate due inquiry of the responsible persons employed by such party who would reasonably be expected to have knowledge with respect to the particular fact, circumstance, event or other matter in question.

                  (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect (whether or not such change, event, violation, inaccuracy, circumstance or effect constitutes a breach of a representation, warranty or covenant made by an entity in this Agreement) that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from (i) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a disproportionate manner) or (ii) changes in the trading prices for such entity's capital stock.

                  (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (e) For purposes of this Agreement, "SUBSIDIARY" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 ORIGINAL AGREEMENT SUPERSEDED; ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement amends and restates the Original Agreement, and supersedes in their entirety the provisions of the Original Agreement. This Agreement, its Exhibits and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.10.

         8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

         8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement and Plan of Merger to be executed by their duly authorized respective officers as of January 22, 2002.

                                       INVERNESS MEDICAL INNOVATIONS, INC.


                                       By:     /s/ Ron Zwanziger
                                          -----------------------------------
                                       Name:  Ron Zwanziger
                                       Title:  President


                                       NUTRITIONALS ACQUISITION CORPORATION


                                       By:     /s/ Ron Zwanziger
                                          -----------------------------------
                                       Name:  Ron Zwanziger
                                       Title:  President


                                       IVC INDUSTRIES, INC.


                                       By:    /s/ Thomas Bocchino
                                          -----------------------------------
                                       Name:  Thomas Bocchino
                                       Title:  Chief Financial Officer